Report of Independent Auditors


To the Board of Trustees and Shareholders of
Schroder Capital Funds (Delaware):
In planning and performing our audit of the
financial statements of Schroder Emerging Markets
Fund, Schroder International Fund, Schroder U.S.
Large Cap Equity Fund and Schroder U.S.
Opportunities Fund (constituting Schroder Capital
Funds (Delaware), hereafter referred to as the
"Trust") for the year ended October 31, 2003, we
considered its internal control, including control
activities for safeguarding securities, in order to
determine our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
not to provide assurance on internal control.
The management of the Trust is responsible for
establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls.
Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing
financial statements for external purposes that are
fairly presented in conformity with generally
accepted accounting principles.  Those controls
include the safeguarding of assets against
unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control,
errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal
control to future periods is subject to the risk
that controls may become inadequate because of
changes in conditions or that the effectiveness of
their design and operation may deteriorate.
Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards
established by the American Institute of Certified
Public Accountants.  A material weakness is a
condition in which the design or operation of one or
more of the internal control components does not
reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts
that would be material in relation to the financial
statements being audited may occur and not be
detected within a timely period by employees in the
normal course of performing their assigned
functions.  However, we noted no matters involving
internal control and its operation, including
controls for safeguarding securities, that we
consider to be material weaknesses as defined above
as of October 31, 2003.
This report is intended solely for the information
and use of the Board of Trustees, management and the
Securities and Exchange Commission and is not
intended to be and should not be used by anyone
other than these specified parties.
/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 12, 2003